Exhibit 99.1
RAVEN INDUSTRIES ANNOUNCES REPLACEMENT OF CORPORATE CREDIT FACILITY
Sioux Falls, S.D., (September 23, 2019) - Raven Industries, Inc. (the Company) (NASDAQ: RAVN), announced today that it has entered a new, three-year, $100 million senior unsecured multi-currency revolving credit facility (the “Credit Facility”), with BofA Securities, Inc. acting as sole bookrunner and lead arranger. The Credit Facility also includes an uncommitted $100 million borrowing availability expansion feature, which would bring the Company’s total borrowing capacity to $200 million. This new Credit Facility replaces the Company’s prior credit agreement, which was scheduled to expire next fiscal year.
“We have a strong track record of putting capital to work where it can generate very attractive financial returns,” said Steven Brazones, Vice President and CFO. “The Company’s strong earnings and cash flows provide more than enough funding for our organic growth strategy, but as we continue to evaluate a growing number of strategic acquisition opportunities, it is important to maintain access to committed financing at attractive borrowing rates. This revolving credit facility accomplishes that and ensures continued flexibility to pursue increased acquisition activity to augment our long-term profit growth.”
About Raven Industries, Inc.:
Raven Industries (NASDAQ: RAVN) is dedicated to providing innovative, high-value products and solutions that solve great challenges throughout the world. Raven is a leader in precision agriculture, high-performance specialty films, and lighter-than-air technologies. Since 1956, Raven has designed, produced, and delivered exceptional solutions, earning the company a reputation for innovation, product quality, high performance, and unmatched service. For more information, visit http://ravenind.com.
Forward-Looking Statements:
This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the expectations, beliefs, intentions or strategies regarding the future. The Company intends that all forward-looking statements be subject to the safe harbor provisions of the Private Securities Litigation Reform Act.
Generally, forward-looking statements can be identified by words such as "may," "will," "plan," "believe," "expect," "intend," "anticipate," "potential," "should," "estimate," "predict," "project," "would," and similar

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Raven Industries Line of Credit Agreement
September 23, 2019

expressions, which are generally not historical in nature. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future - including statements relating to our future operating or financial performance or events, our strategy, goals, plans and projections regarding our financial position, our liquidity and capital resources, and our product development - are forward-looking statements.
Management believes that these forward-looking statements are reasonable as and when made. However, caution should be taken not to place undue reliance on any such forward-looking statements, because such statements speak only as of the date when made. Our Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain known risks, as described in the Company’s 10K under Item 1A, and unknown risks and uncertainties that may cause actual results to differ materially from our Company’s historical experience and our present expectations or projections.

Contact Information:
Bo Larsen
Investor Relations Director
Raven Industries, Inc.
+1(605)-336-2750
Source: Raven Industries, Inc.

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